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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2004

        The Annual Meeting of Shareholders of PLC Systems Inc. will be held on Wednesday, May 19, 2004, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

  1.
  To elect four Class I directors of PLC.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of PLC for the fiscal year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the Annual Meeting and are cordially invited to attend the Annual Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

                      By order of the Board of Directors,
                      Edward H. Pendergast
                       Chairman of the Board

Franklin, Massachusetts
April 16, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

PROXY STATEMENT

        This proxy statement, or management proxy circular, is furnished in connection with the solicitation of proxies by the Board of Directors and management of PLC Systems Inc. ("PLC") for use at the 2004 Annual Meeting of Shareholders to be held on Wednesday, May 19, 2004, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 (referred to as the Meeting), and at any adjournment or adjournments of that Meeting.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the Meeting by inserting that other individual's name in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

        PLC's Annual Report for the year ended December 31, 2003 is being mailed to shareholders with the mailing of the Notice of Meeting and this Proxy Statement on or about April 16, 2004.

        A copy of PLC's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 5, 2004, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 30,054,296 shares of common stock of PLC, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory (referred to as the Yukon Act), was published in the Whitehorse Star newspaper on March 19, 2004.

        Under PLC's by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote at the Meeting shall constitute a quorum with respect to that matter at the Meeting. Shareholders of common stock present in person or represented by proxy (including shareholders which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors, the ratification of the appointment of Ernst & Young LLP as PLC's independent auditors for the fiscal year ending December 31, 2004 and the approval of each of the other matters, if any, to be voted upon.

        Shares that abstain from voting as to a particular matter will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. Yukon law does not recognize "broker non-votes," which, under United States law, result when shares are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter.

ITEM NO. 1

ELECTION OF DIRECTORS

        PLC's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently there are four directors in Class I (whose terms expire at this Meeting), two directors in Class II (whose terms expire at the Annual Meeting of Shareholders in 2006) and two directors in Class III (whose terms expire at the Annual Meeting of Shareholders in 2005). Four Class I directors are to be elected at the Meeting. If elected, each of Messrs. Bobo and Tauscher and Dr. Rudko will hold office until the Annual Meeting of Shareholders in 2007 or until his successor has been duly elected and qualified, and Mr. Pendergast will be reclassified as a Class II director and will hold office until the Annual Meeting of Shareholders in 2006 or until his successor has been duly elected and qualified.

        In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class I directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he currently serves, the expiration of his term of director, his principal occupation and business experience during the past five years and the names of other publicly held companies of which he serves as a director.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 5, 2004, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	70	9/24/92	Chairman	I	2004
Donald E. Bobo, Jr.	42	5/24/01	Director	I	2004
Kevin J. Dunn	51	9/24/99	Director	III	2005
Benjamin L. Holmes	69	5/24/00	Director	II	2006
Alan H. Magazine	59	9/24/99	Director	II	2006
Brent Norton, M.D.	43	6/10/94	Director	III	2005
Robert I. Rudko, Ph.D.	61	4/14/92	Director and Chief Scientist	I	2004
Mark R. Tauscher	51	12/17/99	Director, President and Chief Executive Officer	I	2004

        Edward H. Pendergast has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive

Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately held management consulting firm. Mr. Pendergast currently is a director of Plymouth Rubber Company, Inc., a manufacturer and distributor of vinyl and rubber products. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a Certified Public Accountant.

        Donald E. Bobo, Jr. has served as a director of PLC since May 2001. Mr. Bobo currently serves as Vice President and General Manager, Mitral business unit, Percutaneous Valve Intervention Division of Edwards Lifesciences Corporation (which is referred to as Edwards). He has over 20 years of experience in the medical products and healthcare industries, where he has served in a variety of senior manager positions. Most recently, he served as Vice President, Corporate Strategy from December 2000 to February 2004. From July 1997 to December 2000, Mr. Bobo served as Director of Business Development of Edwards, and he was responsible for the TMR business initiative. From 1995 to July 1997, he served as a director within the Cardiovascular Group of Baxter Healthcare, overseeing the Access Products Business Unit. From 1993 to 1995, he served as the General Manager of the Non-Invasive Business Unit of InnerSpace Medical. Mr. Bobo received a B.S. degree in Mathematics from Bob Jones University and a M.S. degree in Engineering from the University of Southern California.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn has served as Managing Director of Adams, Harkness & Hill, an investment banking firm, since September 2002. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2001. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of Haemonetics Corporation, a medical device company, the UCLA Foundation and St. Luke's Wood River Medical Foundation.

        Alan H. Magazine has served as a director of PLC since September 1999. Since August 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Innotec Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of IMI International Medical Innovations Inc., a publicly held predictive medicine company. Dr. Norton is an Advisory Council Member of the Richard Ivey School of Business MBA Biotech Program. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his MBA degree from the Ivey School of Business, University of Western Ontario.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and has served as Chief Scientist of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to

August 1997. In addition, Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Previous to 1981, Dr. Rudko spent 14 years at Raytheon Corp. doing laser research. Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers of PLC

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 44, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. He has also served as Assistant Secretary of PLC since April 2001. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as the XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as the Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation. Mr. Thomasch received his B.S. degree in Accounting from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant with over 20 years of experience.

        Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2003 has no substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than the election of the Class I directors.

Board Determination of Independence

        Under American Stock Exchange ("AMEX") rules that become applicable to PLC on the date of the Meeting, a director will only qualify as an "independent director" if, in the opinion of the Board of Directors, that person does not have a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. PLC's Board of Directors has determined that none of Messrs. Bobo, Dunn, Holmes, Norton, Magazine and Pendergast has a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 121A of the American Stock Exchange Company Guide.

Board Meetings

        The Board of Directors of PLC held nine meetings during the fiscal year ended December 31, 2003. All the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. PLC does not have a policy regarding director attendance at its Annual Meeting of Shareholders. At the 2003 Annual Meeting of Shareholders, all eight directors were in attendance.

Board Committees

        The Board of Directors has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Executive. Each of the Audit, Compensation and Nominating and Corporate Governance Committees operate under a charter that has been approved by the Board of Directors. Current copies of these charters are posted on the Corporate Governance section of PLC's website, www.plcmed.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

        The Board of Directors has determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the new rules of AMEX that become applicable to PLC on the date of the Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act). In addition, all of the members of the Audit Committee are independent as defined by the rules of AMEX that apply to PLC until the date of the Meeting.

  Audit Committee

        The Audit Committee's responsibilities include:

    •
    appointing, approving the compensation of, and assessing the independence of PLC's independent auditors;

    •
    overseeing the work of PLC's independent auditors, including through the receipt and consideration of certain reports from independent auditors;

    •
    reviewing and discussing with management and the independent auditors PLC's annual and quarterly financial statements and related disclosures;

    •
    monitoring PLC's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

    •
    overseeing PLC's internal audit function;

    •
    discussing PLC's risk management policies;

    •
    establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

    •
    preapproving all audit and non-audit services to be provided by the independent auditors; and

    •
    preparing the audit committee report required by SEC rules (which is included in this proxy statement).

        The Board of Directors has determined that Mr. Pendergast is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Messrs. Dunn and Pendergast and Dr. Norton. The Audit Committee met seven times during 2003.

  Compensation Committee

        The Compensation Committee's responsibilities include:

    •
    annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

    •
    determining the CEO's compensation;

    •
    reviewing and approving, or making recommendations to the Board with respect to, the compensation of PLC's other executive officers;

    •
    overseeing and administering PLC's equity incentive plans; and

    •
    reviewing and making recommendations to the Board with respect to director compensation.

        The members of the Compensation Committee are Messrs. Holmes and Magazine and Dr. Norton. The Compensation Committee met three times during 2003.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

    •
    identifying individuals qualified to become Board members;

    •
    recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

    •
    reviewing and making recommendations to the Board with respect to management succession planning;

    •
    developing and recommending to the Board corporate governance principles; and

    •
    overseeing an annual evaluation of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Bobo, Holmes and Pendergast. The Nominating and Corporate Governance Committee is a reconstitution, in March 2004, of the Governance Committee, on which Mr. Rudko also served through March 2004. The Governance Committee met once during 2003.

  Executive Committee

        The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors, as necessary. The members of the Executive Committee are Messrs. Pendergast, Dunn and Tauscher. The Executive Committee did not meet during 2003.

Director Candidates

        As of the date of this proxy statement, the Nominating and Corporate Governance Committee did not have a formal policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors does not feel a formal policy is necessary as the Nominating and Corporate Governance Committee does consider director nominees recommended by its stockholders. There has been no change in the procedure by which stockholders may recommend nominees to the Board of Directors, except that such nominees will now initially be considered by the Nominating and Corporate Governance Committee rather than the full Board of Directors. The names of such nominees should be addressed to Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

        No stockholder has submitted names of director nominees for consideration at the Meeting.

Communicating with the Independent Directors

        The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of PLC's Chief Financial Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed PLC's audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with PLC's management and PLC's independent auditors.

        The Audit Committee has also discussed with PLC's independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires PLC's independent auditors to discuss with PLC's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PLC's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from PLC.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the year ended December 31, 2003.

        By the Audit Committee of the Board of Directors of PLC Systems Inc.

                      Kevin J. Dunn, Chairman
                      Brent Norton, M.D.
                      Edward H. Pendergast

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation in fiscal year 2003.

        The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee reviews its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

  Executive Officer Compensation

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis; (ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial objectives and the executive officer's achievement of his individual objectives; and (iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and occasionally thereafter in order to align the executive officer's long-term interests with those of the shareholders and to encourage the executive officer to achieve superior results over an extended period.

  Base Salary

        Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

  Bonus Compensation

        Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management's efficiency and management's ability to motivate others to build a strong management team, develop and maintain the skills necessary to work in an emerging growth company, recognize and pursue new business opportunities and initiate programs to enhance PLC's growth and successes. Bonuses are awarded on an annual basis.

  Long-Term Incentive Compensation

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that align executive and shareholder interests and assist in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

        When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock option grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

        It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such performance-based stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

        In August 2002, PLC offered to all of its domestic full-time and part-time employees and the full-time and part-time employees of its domestic subsidiary, PLC Medical Systems, Inc., the opportunity to request that PLC exchange any or all of the employees' eligible outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. PLC promised to grant replacement options to purchase one share of common stock for every one option share surrendered, at an exercise price equal to the closing price of its common stock as quoted on AMEX on the date the replacement options are granted. Only options with an exercise price of $0.75 or more per share under certain of PLC's option plans were eligible to participate in this option exchange program. PLC granted 999,345 replacement options to its participating employees on March 26, 2003 at an exercise price equal to $0.45.

        Both of PLC's executive officers chose to participate in the option exchange program. The following table sets forth each option held by PLC's executive officers that was repriced under this program:

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)(1)		Exercise Price at Time of Repricing or Amendment ($)(2)		New Exercise Price($)		Length of Original Option Term Remaining at Date of Repricing or Amendment(3)
Mark R. Tauscher President, Chief Executive Officer and Director	03/26/03	350,000		$0.45		$2.00		$0.45	7 Yrs/3 Mos
James G. Thomasch Sr. Vice President of Finance and Administration, Chief Financial Officer and Treasurer	03/26/03 03/26/03 03/26/03	5,000 15,000 125,000	$ $ $	0.45 0.45 0.45	$ $ $	2.00 1.844 2.46875	$ $ $	0.45 0.45 0.45	7 Yrs/3 Mos 7 Yrs/7 Mos 7 Yrs/1 Mos

(1)
Reflects the closing price of PLC's common stock as quoted on AMEX on March 26, 2003, the date that the replacement options were granted.
(2)
Reflects the exercise price of the original options surrendered on September 25, 2002.
(3)
Reflects the length of the option term remaining as of September 25, 2002 when the original options were surrendered.

        Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

  Chief Executive Officer's Compensation

        Mr. Tauscher joined PLC as its Chief Executive Officer and President in December 1999. Mr. Tauscher's salary in 2003 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Tauscher did not participate in any decisions regarding his own compensation. Effective January 1, 2004, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $270,375, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon performance goals approved by the Board of Directors.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of PLC and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of PLC.

                      Benjamin L. Holmes, Chairman
                      Alan H. Magazine
                      Brent Norton, M.D.

Compensation Committee Interlocks and Insider Participation

        All decisions regarding the compensation of our executive officers for fiscal year 2003 were made by our Compensation Committee, consisting of Messrs. Holmes and Magazine and Dr. Norton. No member of the Compensation Committee was at any time during 2003, or formerly, an officer or employee of PLC or any subsidiary of PLC. No member of the Compensation Committee had any relationship with PLC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of PLC has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 5, 2004 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage Ownership
5% Shareholders:
Edwards Lifesciences Corporation(1)(2) One Edwards Way Irvine, California 92614	7,333,333	22.9%
Fred Kayne(3) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, California 90067	3,074,800	10.2
Directors and Named Executive Officers:
Donald E. Bobo, Jr.	—	—
Kevin J. Dunn(4)	55,000	*
Benjamin L. Holmes(5)	60,000	*
Alan H. Magazine(6)	52,000	*
Brent Norton M.D.(7)	112,500	*
Edward H. Pendergast(8)	312,492	1.0
Robert I. Rudko Ph.D.(9)	1,176,537	3.9
Mark R. Tauscher(10)	596,568	2.0
James G. Thomasch(11)	257,834	*
All executive officers and directors as group (9 persons)(12)	2,622,931	8.4

*
Less than 1%.

(1)
Based on information provided to PLC by Edwards and includes 2,000,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 5, 2004.

(2)
Pursuant to a Shareholders Agreement dated as of January 9, 2001, as amended, by and between Edwards and PLC, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in certain circumstances, as further discussed under the heading "Certain Relationships and Related Transactions" set forth below.

(3)
This information is based on the Schedule 13G of Fred Kayne filed with the Securities and Exchange Commission on February 11, 2003 and includes 576,000 shares of common stock held by FF Industries, Inc., of which Fred Kayne is the sole stockholder.

(4)
Includes 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(5)
Includes 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(6)
Includes 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(7)
Consists of 112,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(8)
Includes 237,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(9)
Includes 79,675 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004. This amount also includes 84,762 shares held of record by Dr. Rudko's spouse.

(10)
Includes 462,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(11)
Includes 255,834 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

(12)
Includes 1,297,509 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 5, 2004.

Compensation of Directors

        Effective July 1, 2003, non-employee directors other than the Chairman of the Board receive $12,000 per year and the Chairman of the Board receives $24,000 per year, paid in quarterly installments. In addition, non-employee directors other than the Chairman of the Board who serve as chairman of a committee, or who serve on more than one committee, receive an additional $500 per quarter. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

        PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Once the initial grant has fully vested, non-employee directors (other than the Chairman of the Board) receive an annual grant of an option to purchase 10,000 shares of PLC's common stock that vests in four equal quarterly installments. The Chairman of the Board receives an annual grant of an option to purchase 20,000 shares of PLC's common stock that vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the common stock on the date of grant. The grants of options to non-employee directors discussed above do not apply to Mr. Bobo because he is a director as a result of PLC's transaction with Edwards.

        The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by the directors of PLC during fiscal year 2003.

Name	Annual Director Compensation($)	Number of Shares Underlying Option Granted(#)	Date of Option Grant	Exercise Price Of Option($)	Expiration Date of Option	Price Range of Shares 30 Days Prior to Option Grant($)(1)
Donald E. Bobo, Jr.	—	—	—	—	—	—
Kevin J. Dunn	16,000	10,000	05/14/03	0.515	05/13/13	0.48 - 0.59
Benjamin L. Holmes	16,000	10,000	05/14/03	0.515	05/13/13	0.48 - 0.59
Alan H. Magazine	13,000	10,000	05/14/03	0.515	05/13/13	0.48 - 0.59
Brent Norton, M.D.	14,500	10,000	05/14/03	0.515	05/13/13	0.48 - 0.59
Edward H. Pendergast	26,000	20,000	05/14/03	0.515	05/13/13	0.48 - 0.59
Robert I. Rudko, Ph.D.(2)	—	45,000	11/05/03	1.25	11/04/13	1.00 - 1.85
Mark R. Tauscher(3)	—	—	—	—	—	—

(1)
Consists of the high and low trading price of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options, respectively.

(2)
As an employee director, Dr. Rudko is not eligible to receive either compensation or an annual stock grant for service in his capacity as a director. The option grant included in this table was awarded to Dr. Rudko in connection with the signing of a new employment agreement.

(3)
As an employee director, Mr. Tauscher is not eligible to receive compensation or an annual stock grant for service in his capacity as a director. Stock option grants made during fiscal year 2003 to Mr. Tauscher for his service as Chief Executive Officer of PLC are enumerated below under the caption "Executive Compensation—Option Grants During Fiscal Year 2003."

Executive Compensation

  Summary Compensation Table

        The following table sets forth information with respect to the compensation earned by (i) PLC's chief executive officer during 2003 and (ii) PLC's other executive officer. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options/SARs(#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Mark R. Tauscher President, Chief Executive Officer and Director	2003 2002 2001	262,500 262,500 262,500	89,937 94,638 —	400,000 — 125,000	— — 6,138	(1)
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2003 2002 2001	164,800 164,800 164,800	45,171 47,532 —	195,000 — 130,000	— — —

(1)
Consists of Mr. Tauscher's relocation expenses.

  Option Grants During Fiscal Year 2003

        The following table sets forth each grant of stock options to purchase shares of common stock during 2003 to each of the Named Executive Officers. No stock appreciation rights were granted during the fiscal year.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Percent of Total Options/SARs Granted to Employees in Fiscal Year 2003(%)(1)
Number of Securities Underlying Options/SARs Granted
				Exercise or Base Price Per Share ($/share)(2)		Price Range of Securities 30 Days Prior to Grant(3)
			Grant Date		Expiration Date
							5%($)	10%($)
Mark R. Tauscher	350,000 50,000	25 4	03/26/03 08/06/03	0.45 0.69	03/25/13 08/05/13	0.40-0.63 0.62-0.84	99,051 21,697	251,014 54,984
James G. Thomasch	145,000 50,000	11 4	03/26/03 08/06/03	0.45 0.69	03/25/13 08/05/13	0.40-0.63 0.62-0.84	41,035 21,697	103,992 54,984

(1)
PLC granted options to purchase 1,378,345 shares of common stock to its employees and the employees of its subsidiaries in fiscal year 2003.

(2)
The exercise price was equal to the fair market value of PLC's common stock as determined by PLC's Board of Directors on the date of grant.

(3)
Consists of the high and low trading prices of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options, respectively.

(4)
The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent PLC's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

  Options Exercised During Fiscal Year 2003

        The following table sets forth the number and value of securities underlying unexercised options that are held by each Named Executive Officer as of December 31, 2003. Neither Named Executive Officer exercised PLC stock options in 2003.

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Tauscher	445,834	254,166	$278,521	$161,166
James G. Thomasch	244,168	153,332	$148,228	$90,254

(1)
Based on the closing sale price of PLC's common stock on December 31, 2003 ($1.16), as reported by AMEX, less the option exercise price.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

        PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, and/or change in control) or change in responsibilities following a change in control of PLC.

  Tauscher Employment Agreement

        An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

  Thomasch Employment Agreement

        An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of not less than $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under PLC's equity compensation plans as of December 31, 2003:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights	(b) Weighted-average exercise price of outstanding options warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)	1,911,197	$1.48	1,375,218	(3)
Equity compensation plans not approved by security holders(4)	4,534,559	$2.17	43,425

Total	6,445,756	$1.96	1,418,643

(1)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2003, 895,750 shares under the 2000 Equity Plan may instead be issued in the form of restricted stock, stock appreciation rights or other equity-based awards.

(2)
Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan, (ii) 1993 Plan, (iii) 1995 Plan, (iv) 2000 Employee Stock Purchase Plan, as amended (the "2000 ESPP"), and (v) 2000 Equity Plan.

(3)
Includes 25,790 shares issuable under the 2000 ESPP that are issuable in connection with the current offering period which ends on May 31, 2004. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $1.24, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater.

(4)
Consists of the following equity compensation plans and arrangements: (i) 1997 Plan, (ii) 2000 Non-Statutory Stock Option Plan (the "2000 Plan"), (iii) 2000 Non-Qualified Performance and Retention Equity Plan (the "2000 Retention Plan"), (iv) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $1.50 per share, which expired in January 2004 unexercised, (v) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $2.50 per share, which expires in January 2005, (vi) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $3.50 per share, which expires in January 2006, (vii) Warrant to Purchase Common Stock issued to Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, for the right to receive 100,000 shares of common stock at an exercise price of $1.00 per share, which expires in January 2006.

Equity Compensation Plans Not Approved by Shareholders

        Presently, PLC grants stock option awards under three equity compensation plans that are not approved by the shareholders—the 1997 Plan, the 2000 Plan and the 2000 Retention Plan. The following descriptions of the material terms of the plans are qualified in their entirety by reference to the 1997 Plan, the 2000 Plan and the 2000 Retention Plan.

  1997 Executive Stock Option Plan

        General.    In August 1997, the Board of Directors adopted the 1997 Plan as a means to promote the interests of PLC by allowing the Board of Directors to grant non-statutory stock options as an inducement to obtain and retain the services of a new Chief Executive Officer. The 1997 Plan was later amended to permit the grant of non-statutory stock options to certain officers, directors and key employees. Under the 1997 Plan, as amended, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 1,000,000 shares of common stock.

        The Board of Directors presently administers the 1997 Plan. The Board of Directors has the authority to grant options and to construe the 1997 Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the 1997 Plan as it deems desirable.

        Eligibility.    The 1997 Plan, as amended, provides that non-statutory stock options may be granted to certain of PLC's officers, directors and key employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price of the options will not be less than the fair market value of such shares at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may, in its discretion, amend, modify or terminate the 1997 Plan or any part it; however, no such amendment, modification or termination may impair the rights of any option holder without the consent of the option holder. Options may not be granted under the 1997 Plan after August 15, 2007, and the 1997 Plan will terminate when all options granted or to be granted are no longer outstanding.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, combination, recapitalization or similar event, the number of shares authorized for issuance under the 1997 Plan, the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of an acquisition (as defined in the 1997 Plan), the Board of Directors will, with respect to outstanding options, take one of the following actions: (i) provide that equivalent options of the successor entity will be substituted for such options, (ii) accelerate the date of exercise of such options, (iii) upon written notice to the option holder, provide that all options will be exercised, to the extent exercisable, within a specified number of days, at the end of which period the options will terminate, or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent exercisable) over the exercise price thereof.

  2000 Non-Statutory Stock Option Plan

        General.    In October 2000, the Board of Directors adopted the 2000 Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Plan, PLC is authorized to grant non-statutory stock options to purchase an aggregate of 317,672 shares of common stock. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Plan is 100,000 shares per calendar year. No participant may be granted options to purchase a number of shares of common stock in excess of 25% of the number of shares of common stock issuable upon the exercise of options held by that participant as of October 21, 2000.

        The Board of Directors presently administers the 2000 Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price at the time of option grant may not be less than 100% of the fair market value of the common stock, as determined by the Board of Directors at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Plan or any portion thereof at any time. The 2000 Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Plan) that is not or will not result in an acquisition event (as defined in the 2000 Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided, however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided, however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

  2000 Non-Qualified Performance and Retention Equity Plan

        General.    In November 2000, the Board of Directors adopted the 2000 Retention Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Retention Plan, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 400,000 shares of common stock. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Retention Plan is 100,000 shares per calendar year.

        The Board of Directors presently administers the 2000 Retention Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Retention Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Retention Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Retention Plan or any portion thereof at any time. The 2000 Retention Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Retention Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Retention Plan) that is not or will not result in an acquisition event (as defined in the 2000 Retention Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided, however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided, however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

Principal Accountant Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002
Audit Fees(1)	$104,990	$107,817
Audit-Related Fees(2)	$3,280	$0
Tax Fees(3)	$33,364	$32,978
All Other Fees(4)	$0	$0

Total Fees	$141,634	$140,795

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." In 2003, these services relate to accounting consultations on internal controls.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for $33,364 of the total tax fees paid for 2003 and $29,645 of the total tax fees paid for 2002. Tax advice and tax planning services relate to assistance with general tax matters, tax audits and employee benefits.

(4)
There were no fees billed in 2003 or 2002 other than those classified as Audit Fees, Audit-Related Fees or Tax Fees.

  Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by PLC's independent auditors. This policy generally provides that PLC will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to PLC by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to PLC by its independent auditors. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Comparative Stock Performance

        The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from December 31, 1998 through December 31, 2003, with the cumulative total return over such period of (i) the American Stock Exchange Index (referred to as the AMEX Market Index) and (ii) an index of medical instrument and supply companies compiled by Media General Financial Services, Inc. (referred to as the MG Group Index). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on AMEX on September 17, 1992.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PLC SYSTEMS INC., AMEX MARKET INDEX
AND MG GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1998
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED DEC. 31, 2003

	1998	1999	2000	2001	2002	2003
PLC SYSTEMS INC.	100.00	51.64	16.13	15.48	14.97	29.94
AMEX MARKET INDEX	100.00	124.67	123.14	117.47	112.78	153.50
MG GROUP INDEX	100.00	100.49	144.96	137.96	130.73	166.70

Certain Relationships And Related Transactions

        No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of fiscal year 2003 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

  Edwards Agreements

        TMR Distribution Agreement.    On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, Edwards distributes PLC's CO2 TMR Heart Laser 2 System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States. In February 2004, in conjunction with the signing of the Optimaze System development and manufacturing agreement discussed below, PLC amended certain provisions of its TMR distribution agreement with Edwards. The initial term was extended from January 2006 to at least October 2017, and revenue sharing related to TMR disposable kits was modified such that PLC now receives 36.5% of the customer generated revenue on all TMR kits, down from PLC's previous 45% share. Edwards paid $4,533,333 to PLC for the modification of this sharing arrangement. All other terms of the original TMR distribution agreement with Edwards remained the same.

        Optimaze Development and Manufacturing Agreement.    In February 2004, PLC signed an agreement with Edwards to continue the ongoing product development and manufacturing of the Edwards Optimaze surgical ablation system (the "Optimaze System"). The Optimaze System is a diode-based laser system designed to treat cardiac arrhythmias, or heart rhythm disorders.

        Under the terms of the agreement, after completion of development and an agreed upon transition period, PLC has the exclusive manufacturing rights to build the Optimaze System and any other surgical products developed for the treatment (including minimally invasive treatment) of atrial fibrillation and atrial flutter. Edwards is PLC's exclusive worldwide distributor for these surgical products and is prohibited from offering for sale any directly competitive surgical products without first offering such competitive products to PLC to manufacture.

        The initial term of the agreement continues, subject to certain cancellation provisions, for the enforceable life of the last to expire patent within Edwards intellectual property for these products, which presently is September 9, 2020. Any inventions developed by PLC during the term of the agreement will be jointly owned.

        Edwards is responsible for the approval, funding and conduct of all clinical studies designed to obtain data in support of a product approval or clearance as required by the FDA or other regulatory authority. PLC is responsible for the research, development and manufacturing of certain identified surgical products under this agreement and is obligated to make available up to 10% of its trailing twelve-month revenues derived from products sold under the agreement for investment in the development of additional surgical products.

        PLC has an agreed upon sale price arrangement with Edwards for the Optimaze laser. PLC has also entered into a revenue sharing agreement with Edwards as it respects the Optimaze disposables. Edwards will initially retain 65% and PLC will receive 35% of all customer generated Optimaze disposable revenue. PLC's transfer price on both the Optimaze laser and Optimaze disposables will be adjusted in the future in the event of product cost increases or decreases and, in the case of Optimaze disposables, in the event of selling price increases or decreases.

        Edwards has the right to terminate the agreement prior to the expiration of the initial term upon written notice to PLC. In the event that Edwards terminates the agreement without cause, PLC will obtain an exclusive, irrevocable, worldwide, perpetual license to manufacture and sell the surgical products under the agreement, subject to a 10% royalty on net sales payable to Edwards. In the event that Edwards terminates the agreement other than for cause on at least 60 days notice, then Edwards must pay PLC a termination fee of $2,000,000, in addition to granting PLC the rights to manufacture and sell the products as described in the prior sentence. Following the second anniversary of the agreement, Edwards has the right to terminate the agreement on 180 days notice without payment of the aforementioned fee.

        Shareholders Agreement.    PLC entered into a shareholders agreement with Edwards on January 9, 2001, which was also amended in February 2004. Under this agreement, so long as Edwards and its affiliates own at least 5% of PLC's common shares outstanding on a fully-diluted basis, Edwards shall be entitled to nominate a designee to the Board of Directors. Mr. Donald E. Bobo Jr. currently serves on the Board of Directors at the direction of Edwards.

        Under this agreement, until January 9, 2006, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards has sole discretion to vote its shares of PLC common stock in a vote regarding:

  (i)
  any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity;

  (ii)
  any sale, lease, transfer or other disposition of the business operations of all or substantially all of the assets of PLC (on a consolidated basis); and

  (iii)
  any dissolution or complete liquidation or similar arrangement of PLC.

        Also pursuant to the shareholders agreement, Edwards has the right to participate in any future issuance by PLC of PLC common stock (or the rights to acquire PLC common stock or securities convertible into, or exchangeable for, PLC common stock). At Edwards' sole option, it may participate in any such future issuance by purchasing up to the number of shares of PLC common stock necessary to maintain its proportionate equity interest in PLC at that time. This right of Edwards does not apply to:

  (i)
  any issuance or sale pursuant to the exercise, conversion or exchange of any securities outstanding on the date of the shareholders agreement that are exercisable, convertible or exchangeable into PLC common stock;

  (ii)
  any issuance of PLC common stock as a stock dividend to holders of PLC common stock or upon any subdivision or combination of PLC common stock;

  (iii)
  any issuance or sale of PLC common stock in a public offering under the Securities Act;

  (iv)
  any issuance or sale pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or any issuance or sale to directors, employees or consultants that does not exceed 20% in any five-year period (on a fully diluted basis) of PLC's equity shares outstanding on the date of the shareholders agreement; provided that if any employee is terminated and his or her options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or

  (v)
  any issuance or sale as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.

        Edwards also has certain registration rights under the shareholders agreement. Edwards may ask PLC to register its shares of PLC common stock under the Securities Act, and PLC must use its reasonable best efforts to register those shares. In addition, if PLC proposes at any time to register PLC common stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or a similar form), it must offer Edwards the opportunity to register or distribute the PLC common stock held by Edwards.

  Rudko Loan

        Dr. Rudko, a director and the Chief Scientist of PLC, has an outstanding loan from PLC that originated in 1991. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). As of December 31, 2003, the outstanding loan balance was approximately $94,485. The loan does not have a due date, but may be repaid at anytime without penalty. In addition, to the extent that Dr. Rudko receives certain retention bonuses he may become entitled to under the terms of his current employment agreement with PLC, he is required to repay a portion of the then outstanding loan.

Board Recommendation

        The Board of Directors believes that the election of the nominees for Class I directors is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

ITEM NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of our Board of Directors has selected Ernst & Young LLP, independent auditors, to audit PLC's financial statements for the year ending December 31, 2004. Ernst & Young LLP has audited the financial statements of PLC for each fiscal year since July 1995. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is necessary to appoint Ernst & Young LLP as PLC's independent auditors and the Board of Directors recommends that the shareholders vote FOR confirmation of such selection. In the event of a negative vote, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

        The Board of Directors believes that the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2004 is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports pursuant to Section 16(a) of the Exchange Act (referred to as reporting persons), or written representations from certain reporting persons, PLC believes that during fiscal year 2003 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of PLC's proxy statement or annual report may have been sent to multiple shareholders in your household. PLC will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, Massachusetts 02038, 508-541-8800. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact PLC at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2005 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than December 17, 2004 in order to be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2005 Annual Meeting of Shareholders by March 2, 2005, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2005 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                      By order of the Board of Directors,

                      Mark R. Tauscher

                      President, Chief Executive Officer
                      and Director

April 16, 2004

Appendix A

PLC SYSTEMS INC.
AUDIT COMMITTEE CHARTER

A. Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B. Structure and Membership

  1.
  Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.    Except as otherwise permitted by the applicable American Stock Exchange ("AMEX") rules, each member of the Audit Committee shall be independent as defined by AMEX rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  3.
  Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

  1.
  Selection.    Subject to applicable law, the Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion (or shall, if required by law), seek stockholder approval or ratification of the independent auditor it appoints.

  2.
  Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  4.
  Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. Such preapproval process may be delegated to the Chairman of the Audit Committee pursuant to practices and procedures as may be established by the Audit Committee from time to time.

  5.
  Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•
critical accounting policies and practices;

•
alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•
other material written communications between the independent auditor and Company management.

  Audited Financial Statements

  6.
  Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  7.
  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  9.
  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

  10.
  Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

  11.
  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  12.
  Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

  13.
  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

  1.
  Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities, but no less often than quarterly. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  6.
  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

DETACH PROXY CARD HERE

PROXY

        PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
2004 Annual Meeting of Shareholders—May 19, 2004

        THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement dated April 16, 2004 in connection with the Meeting to be held at 10:00 a.m. on Wednesday, May 19, 2004 at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the 2004 Annual Meeting of Shareholders of PLC Systems Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposal number 2.

        The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by identifying such individual in the following space.

Please vote, date and sign on other side and return promptly in enclosed envelope
(See reverse side)

PLC SYSTEMS INC.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR the director nominees and FOR proposal number 2.

1. Election of Class I directors (or if a nominee is not available for election, such substitute as the Board of Directors may designate).

Nominees: Donald E. Bobo, Jr.    Edward H. Pendergast    Robert I. Rudko, Ph.D.    Mark R. Tauscher

ELECTION OF DIRECTOR	☐	FOR all nominees (except as indicated to the contrary — see INSTRUCTIONS below)	☐	WITHHELD from all nominees

INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through such nominee's name. Your shares will be voted for the remaining nominee.

2. Approval of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004 and to authorize the directors to fix the remuneration to be paid to the auditors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.
Signature:	Date:
Signature:	Date:

QuickLinks

PROXY STATEMENT
ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS